THIS DOCUMENT PREPARED BY HIRSCHLER, FLEISCHER,
                 WEINBERG, COX & ALLEN A PROFESSIONAL CORPORATION
                   P.O. BOX 500, RICHMOND, VIRGINIA 23218-0500

                  DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
                             AND SECURITY AGREEMENT

      THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT (the "Deed of Trust"), effective as of the 26th day of August, 1998, by COLONIAL DOWNS, L.P., a Virginia limited partnership ("Grantor"), DAVID F. BELKOWITZ, a resident of the City of Richmond, Virginia having an address c/o Hirschler, Fleischer, Weinberg, Cox & Allen, 701 E. Byrd Street, Richmond, VA 23219, and JAMES W. THEOBALD, a resident of the County of Henrico, Virginia having an address c/o Hirschler, Fleischer, Weinberg, Cox & Allen, 701 E. Byrd Street, Richmond, VA 23219, trustees ("Trustees") and Grantees for indexing purposes only, and Colonial Downs Holdings, Inc., a Virginia corporation, and its successors and assigns as holder of the Note described below ("Noteholder").


RECITALS

      Grantor is the fee simple owner of certain real property more particularly described on EXHIBIT A hereto (the "Real Property"). Grantor has obtained financing from Noteholder in the maximum amount of up to $1,000,000 (the "Loan"), to be secured by, among other things, the Real Property. The Loan is evidenced by a certain note of even date herewith made by Grantor in the principal amount of $1,000,000, due and payable in full as described therein (the "Note"). This Deed of Trust is given to secure the Loan as evidenced by the Note.

GRANT IN TRUST

      In consideration of the Loan and other good and valuable consideration, the receipt and sufficiency of all of which are acknowledged, Grantor grants, conveys and assigns to Trustees with General Warranty of Title all of its right, title, interest and estate in and to the Real Property, all appurtenances thereto and all buildings and other improvements now or hereafter located thereon (the "Improvements").

      TOGETHER WITH all of Grantor's right, title, interest and estate in and to all goods, documents, equipment, fixtures, instruments, contract rights, accounts, general intangibles, inventory and chattel paper and all other personal property owned by it, if any, which is located at, a part of, used in connection with, arising from the operation of, or otherwise pertaining to the Real Property and Improvements, including, without limitation, Grantor's right, title, interest and estate in and to the property described in the following subparagraphs:

            (a) All accounts receivable, rents, royalties, issues, income, revenues and profits from time to time accruing from the Real Property and Improvements and the "Personal Property" (as defined below), whether under leases, tenancies, licenses, or concessions now existing or hereafter created (collectively, the "Rents and Profits").

            (b) All tangible personal property (the "Personal Property") owned by Grantor and now or at any time hereafter located on or at the Real Property and Improvements or used in connection therewith, including, but not limited to: all screens, awnings, storm windows and doors, window shades, blinds, drapery and curtain rods, brackets, electric and other signs, dynamos, generators, engines, ducts, computers, computer terminals, monitors and printers, telephone systems, switchboards, controls, motors, belting, gas and electric fixtures, bulbs, wiring, conduits and other gas and electric equipment, apparatus, machinery, fittings, appliances and appurtenances, elevators, escalators, power and machinery plants for running and operation of elevators and escalators, fire prevention and extinguishing apparatus, bathtubs, sinks, water closets, basins, faucets, tanks, burners, furnaces, heaters, boilers, pipes, pumps, radiators, fans and other power, heating, plumbing, hot water, sanitary, drainage and ventilating apparatus and equipment, air conditioning and cooling systems and equipment, water cooling and condensing apparatus and equipment, apparatus for exclusion and extermination of vermin and insects, vacuum and other cleaning systems, dust removal apparatus, lifting and housekeeping machinery, apparatus and equipment, call systems and other communications systems, ash and fuel conveyors, incinerators, incinerating fixtures and equipment, laundry machinery, apparatus and equipment, laundry disposal equipment, store fixtures and equipment, murals, mirrors attached to walls, doors and other facilities, wall-to-wall carpets, linoleum, inlaid floor coverings, electronic apparatus and equipment, trees, shrubs, plants, planter and flower boxes, blackboards, bulletin boards, stanchions, easels, platforms, compressors, coils, water coolers and other refrigerating and cooking apparatus and equipment, medicine chests, commodes, hospital equipment, cornices, mantels, paneling, partitions, drafting tables, drawing boards, drawing cases, safes, cabinets, lockers, shelving, printing equipment and apparatus, spotlight equipment, and all other articles, equipment, appliances, implements, devices and accessories or items whatsoever (including any and all accessions to, proceeds of replacements of and substitutions for the equipment), used or to be used, or placed or to be placed, in the rooms, halls, lounges, offices, lobbies, lavatories, basement cellars, vaults and other portions of the Improvements, whether herein enumerated or not, plumbing and electric apparatus and equipment, cleaning and maintenance equipment, all boilers, tanks, engines, motors, power equipment, piping and plumbing fixtures, pumps, heating and air-conditioning equipment and systems and lighting equipment and systems, furniture and fixtures, materials for tenant improvements, ranges, dishwashers, refrigerators and other appliances, and building materials and supplies.

            (c) All equipment leases for tangible personal property which but for the fact that said tangible personal property is not owned by Grantor, would be described in subparagraph (b) immediately above.

            (d) All architectural and engineering plans and similar materials relating to the Improvements now existing or to be constructed on the Real Property, whether now owned or in existence or hereafter acquired by or prepared for Grantor.

            (e) All contracts for the operation of Improvements and other development on the Real Property and all warranties, if any, relating to the Improvements (the "Contracts").

            (f) All the estate, interest, right, title and other claims or demands, including, without limitation, claims or demands with respect to the proceeds and refunds of premiums on insurance in effect which Grantor now has or may hereafter acquire in or with respect to the Real Property and Personal Property, and any and all compensation, awards and other payments, damages, rights of action and proceeds made for, or with respect to, the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Real Property and Personal Property, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.

            (g) All of Grantor's right, title and interest, as lessor or lessee, in and to all leases, subleases, concessions, licenses and agreements (whether now existing or hereafter created) of or related to the Real Property and Improvements (the "Leases").

            (h) All of Grantor's right, title and interest in and to all utility security deposits or bonds concerning the Real Property or any part or parcel thereof.

            (i) All right, title, interest, property, claim and demand, if any, of Grantor in and to the land lying in the bed of any street, road, avenue or alley, or gores of land in front of or adjoining the Real Property.

      TOGETHER WITH all proceeds of sale of the Property (hereinafter defined) and all proceeds of the conversion, whether voluntary or involuntary, of any of the Property into cash or other liquid claims, including without limitation all awards, payments or proceeds with any interest thereon, and the right to receive same, which may be made as the result of any casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value of the Property, together with reasonable counsel fees, costs and disbursements incurred by Noteholder in connection with collection of such awards, payments and proceeds. Nothing herein shall be deemed to be authorization by Noteholder to Grantor to sell, assign or otherwise dispose of the Property, except in accordance with the provisions of this Deed of Trust. Grantor agrees to execute and deliver from time to time such further instruments as may be requested by Noteholder to confirm the assignment to Noteholder of any such award, payment or proceeds.

      TOGETHER WITH all of Grantor's right, title and interest in and under all instruments, documents, chattel paper, accounts receivable, trade name rights and general business intangibles relating to or arising from any of the Property and any and all cash and noncash proceeds and products relating to or arising from any of the foregoing collateral.

      All of the above-described Real Property, Improvements, Leases and Contracts, Rents and Profits, Personal Property and other property and interests herein granted and conveyed by Grantor are referred to herein collectively as the "Property".

      It is intended that this Deed of Trust shall serve as a security agreement granting Noteholder a security interest in all of the Property not classified as real property under applicable law, but including fixtures, in accordance with the terms of the Uniform Commercial Code as adopted in the Commonwealth of Virginia (the "UCC"). As to all such property, Noteholder shall have, without limitation, all of the rights and remedies of a secured party under the UCC. The recordation of this Deed of Trust shall also constitute a fixture filing in accordance with the provisions of the UCC. Grantor covenants and agrees to execute promptly upon request such financing statements as Noteholder may require from time to time, to cause same to be filed in the appropriate jurisdiction, and to take such other actions as Noteholder may require in order to perfect the security interest created by this Deed of Trust.

      IN TRUST to secure the performance of the covenants contained herein and in the other documents securing the Note or executed in connection with the Loan (collectively, the "Loan Documents") and the payment of the Note and all other amounts secured by or owed pursuant to the Loan Documents.

      AND FURTHER IN TRUST to secure all other liabilities of Grantor to Noteholder under the Loan Documents, whether now existing or hereafter incurred, direct, indirect, absolute, contingent or otherwise, whether matured or unmatured, liquidated or unliquidated, secured or unsecured, whether original, renewed or extended.

      1.    COVENANTS AND AGREEMENTS.  Grantor covenants and agrees as follows:

            (a) Payment of Note. Grantor shall pay the principal of and interest on the Note, together with all other sums due thereunder and hereunder, without demand (except as may be provided in the Note or in any other Loan Document), deduction or offset, when and as the same shall become due.

            (b) Performance and Compliance. Grantor shall perform, comply with and abide by all of the stipulations, agreements, conditions and covenants contained and set forth in the Note, this Deed of Trust and the Loan Documents.

            (c) Maintenance, Compliance with Laws. The Property shall be used as a satellite wagering facility, restaurant and bar with ancillary facilities (the "Project") and maintained accordingly and in compliance with Virginia law and the rules and regulations of the Virginia Racing Commission. Noteholder may, upon reasonable notice, from time to time inspect the Property. Noteholder may accomplish any inspection by its officers or other representatives, and such officers and representatives shall be permitted access to the Property and every part thereof. If any inspection by Noteholder reveals the need for repairs or maintenance, Grantor shall expeditiously cause same to be completed after written notice from Noteholder. Except as may be contemplated by the use of the proceeds of the Loan, Grantor: (i) shall not structurally alter or demolish any building, parking lot or other improvement now or hereafter located on the Property without the prior written consent of Noteholder, which consent Noteholder may grant or withhold in its sole discretion without being governed by any standard of reasonableness, (ii) shall not commit or suffer any waste to the Property, (iii) shall comply with all present and future statutes, ordinances, rules, regulations and requirements of any governmental authority applicable to the Property or any part thereof or to Grantor's operations at the Property, including without limitation those related to oil or hazardous waste or hazardous materials and (iv) shall not dispose of Personal Property except as permitted by Noteholder.

            (d) Governmental Charges. Grantor shall pay and discharge any and all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer charges, all other public charges imposed upon or assessed against it or the Property or any part thereof or upon the revenues, rents, issues, income and profits of the Property or arising with respect to the occupancy, use or possession thereof, not later than ten (10) days before the same become delinquent. Grantor shall deliver to Noteholder receipts evidencing the payment of all such amounts within a reasonable period of time after payment. Grantor further agrees that if it shall default in making any such payment within ten (10) days after its due date, Noteholder may make such payment, together with penalties and interest thereon, on behalf of Grantor. The amount of such payment and expenses incurred by Noteholder related to same shall be secured by this Deed of Trust. Grantor shall repay the amount of any such payment and expenses to Noteholder, together with interest thereon at the rate of 18% per annum (the "Default Rate") from the date of demand within ten (10) days after demand for said payment is made by Noteholder to Grantor.

            Nothing in this subparagraph (d) shall require the payment or discharge of any obligation imposed upon Grantor by this subparagraph so long as the Grantor shall, in good faith and at its own expense, contest the same or the validity thereof or other realization thereon or the sale or forfeiture of the Property or any part thereof to satisfy the same; provided, however, that during such contest Grantor shall deposit money in an interest bearing account or provide a bond or other security satisfactory to Noteholder assuring the performance by Grantor of its obligations hereunder and the payment of any additional charge, penalty or expense arising out of or incurred as a result of any such contest; and provided further, that if at any time payment of any obligation of Grantor shall become necessary to prevent a tax sale of the Property or any portion thereof, then Grantor shall pay the amount required in sufficient time to prevent any sale, forfeiture or termination.

            (e) Condemnation. If any proceedings are instituted or threatened to take the Property or any part thereof by exercise of the power of eminent domain, Grantor shall give Noteholder prompt notice thereof. Any award paid to Grantor shall be paid to Noteholder, up to the amount of the outstanding principal balance and unpaid accrued interest of the Loan. Grantor hereby appoints Noteholder as its attorney in fact with the power to receive and give all appropriate discharges for any such award. The foregoing power of attorney is a power coupled with an interest, is irrevocable, and shall not terminate upon the insolvency or dissolution of Grantor and is immediately effective. Noteholder shall have the right, at its discretion, to participate in such proceedings at the expense of Grantor, and Grantor agrees to execute such documents and take such other actions as may be required by Noteholder to permit such participation. Any such award may, at the option of Noteholder, be (i) applied to the prepayment of the principal of the Note in inverse order of maturity of the installments thereof, (ii) applied to the payment of accrued interest on the Note, (iii) applied to any other sums secured by and owing under this Deed of Trust, or (iv) released to Grantor, in whole or in part upon conditions satisfactory to Noteholder. If any portion of a condemnation award is permitted to be used for the purpose of rebuilding or repairing the Property, or for any other purposes, Noteholder shall not be deemed to have thereby waived or impaired any equitable or statutory lien or right under or by virtue of this Deed of Trust. There shall be no prepayment premium, fee or penalty when condemnation proceeds are used to prepay the Note. If the entire Property is taken by condemnation or is conveyed by deed in lieu thereof, and the proceeds therefrom are not sufficient to pay all sums secured by this Deed of Trust, Noteholder may declare all sums secured by this Deed of Trust immediately due and payable. Grantor shall continue, notwithstanding any taking by eminent domain, to pay any interest as provided in the Note until any such award or payment shall have been actually received by Noteholder. Any reduction in the principal sum resulting from the application by Noteholder of such award or payment as herein set forth shall be deemed to take effect only on the date of such receipt.

            (f) Recordation. Grantor, without expense to Noteholder, immediately upon the execution and delivery of this Deed of Trust and thereafter from time to time, shall cause this Deed of Trust and any financing statement or other security instrument creating a lien or evidencing the lien hereof upon or perfecting the security interest given herein in the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to provide notice of, perfect and fully protect the lien hereof upon and the interest of Noteholder in the Property.

            (g) Mechanics, Materialmen's and Other Liens. Grantor shall: (i) keep the Property free and clear of all encumbrances, liens, mortgages, deeds of trust, security interests and financing statements superior or subordinate to Noteholder's interests, except for liens for taxes not yet due, (ii) pay, bond over, or cause to be discharged of record, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof within twenty (20) days of the filing of the lien, time being of the essence; and (iii) do or cause to be done everything necessary so that the first lien of this Deed of Trust shall be fully preserved without expense to Trustees or Noteholder.

            (h) Books and Records. (i) Grantor shall keep full and correct records and books of account in accordance with generally accepted accounting principles consistently applied showing in detail the earnings and expenses relating to the Property; (ii) Noteholder, or its agents, shall at all reasonable times have unrestricted access to the records, accounting books, contracts, subcontracts, bills and statements of Grantor including any supporting or related vouchers or other instruments as related in any manner to the Improvements and shall have the right to make copies of the same. If Noteholder so requires, the records, books, vouchers, or other instruments shall be made available at Grantor's office to an accountant of Noteholder's choice for audit, examination, inspection, and photocopying or other type of duplication; and (iii) Noteholder, or its agents during business hours shall have the right to visit and inspect the Property, subject to the rights of tenants, and occupants in occupancy.

            (i)   Insurance Requirements.

                  (i) Grantor shall obtain and maintain on the Improvements, and the Personal Property located at, the Real Property, or which may hereafter be erected or placed thereon, and all other real, mixed or personal property now or hereafter encumbered by the lien of this Deed of Trust physical hazard insurance on an "all risks" basis with a Replacement Cost Endorsement, covering the perils of fire, flood (if in a flood hazard zone), earthquakes (if in an earthquake zone), boiler and machinery (to include major components of HVAC systems if not already included in the above coverage) and such other equipment as Noteholder may require, and extended coverage in an amount at least equal to the amount of the Loan and not less than the "Full Replacement Cost" of the Improvements and Personal Property. "Full Replacement Cost" shall mean the cost of replacing the Improvements and Personal Property without deduction for physical depreciation.

                  (ii) Grantor shall obtain and maintain comprehensive public liability insurance covering claims for bodily injury, death and property damage in an amount which Noteholder may reasonably require.

                  (iii) Grantor shall obtain and maintain business interruption coverage in an amount which is mutually acceptable to Grantor and Noteholder.

                  (iv) All liability coverages shall insure Noteholder as an additional insured, and all other forms of insurance shall insure Noteholder as first mortgagee. All insurance policies shall be written by a company qualified to do business in Virginia and shall provide for not less than thirty (30) days' written notice to Noteholder prior to modification or cancellation. The policy shall not contain a co-insurance clause or other clause limiting the amount of coverage under any conditions. Grantor shall notify, instruct and authorize the companies issuing all policies to make any and all loss drafts thereunder payable to Noteholder. Noteholder may on behalf of Grantor adjust and compromise any claims under such insurance and collect and receive proceeds thereof and is hereby irrevocably appointed attorney in fact for Grantor coupled with an interest, for such purposes, and may deduct from such proceeds any expense reasonably incurred by it. If any sum of money shall become payable under such policy or policies of insurance and is used for the purpose of rebuilding or repairing the damaged Property, or for any other purposes, Noteholder shall not be deemed to have thereby waived or impaired any equity or statutory lien or right under or by virtue of this Deed of Trust.

                  (v) Grantor shall deliver to Noteholder certified copies of all insurance policies required hereunder.

                  (vi) In the event of loss or physical damage to the Property, Grantor shall give immediate written notice thereof to Noteholder and Noteholder may make proof of loss if the same is not made promptly by Grantor. All right, title, and interest of Grantor in and to any insurance policies and the proceeds therefrom are assigned to Noteholder including unearned premiums. As long as Grantor is not in default of its obligations under the Note or this Deed of Trust, all proceeds deposited with Noteholder shall be applied to payment of the cost of repair, replacement or restoration of such physical damage to the Property unless Grantor and Noteholder otherwise agree.

                  (vii) Grantor shall deliver to Noteholder notices of payment dates and proof of payment of premiums on all insurance policies as well as such certificates and proof of insurance as Noteholder shall reasonably request.

                  (viii) Any such insurance coverage may be maintained under blanket insurance policies meeting all of the criteria set forth herein.

            (j) No Sale or Other Transfer. Grantor shall not, without Noteholder's prior written consent, voluntarily or by operation of law sell, transfer or convey Grantor's interest in the Property or any general partnership interests in the Grantor. Noteholder may give or refuse approval to any such sale, transfer or conveyance in its sole discretion without being governed by any standard of reasonableness. FAILURE TO OBTAIN THE PRIOR WRITTEN APPROVAL OF NOTEHOLDER TO ANY SALE, TRANSFER, OR CONVEYANCE OF THE PROPERTY OR A SUBSTANTIAL CHANGE IN GRANTOR'S LEGAL OR EQUITABLE OWNERSHIP SHALL CONSTITUTE AN EVENT OF DEFAULT HEREIN, AND ANY AND ALL SUMS OWED PURSUANT TO THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE, AT THE OPTION OF NOTEHOLDER.

            (k) Indemnification. Grantor shall indemnify, defend and hold Trustees and Noteholder harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Trustees or Noteholder by reason of (i) any failure on the part of Grantor to perform or comply with any of the covenants or conditions of this Deed of Trust; or (ii) the performance of any labor or services or the furnishing of any materials or other property with respect to the Property or any part thereof; or (iii) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Property or any part thereof; or (iv) any enforcement against Noteholder. Any amounts payable under this paragraph which are not paid within ten (10) days after written demand therefor by Noteholder shall bear interest at the Default Rate from the date of such demand. If any action, suit or proceeding is brought against Trustees or Noteholder by reason of any such occurrence, Grantor, upon the written request of Noteholder, shall at Grantor's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel acceptable to Noteholder.

            (l) Covenants of Title. Grantor covenants and warrants that (i) Grantor has a good and marketable fee simple title in and to the Property and any other rights and property granted, conveyed or assigned by Grantor by this Deed of Trust, subject to the exceptions set forth in EXHIBIT B; (ii) Grantor has full power and lawful authority to convey the same to Trustees; (iii) Trustees shall have quiet possession of the Property subject to the exceptions set forth above; (iv) Grantor will make, execute, acknowledge and deliver, by instruments reasonably satisfactory to Noteholder, all such further assurances as at any time hereafter reasonably may be desired by Noteholder for the full and effective conveyance of the Property; and (v) Grantor will defend the title to the Property against all adverse assertions and claims whatsoever except those arising from the exceptions set forth above.

            (m) Expenses of Noteholder. Grantor agrees to pay all costs and expenses of Noteholder, including reasonable attorneys' fees, if Noteholder finds it necessary or desirable to secure the services or advice of one or more attorneys with regard to collection of the Note or to the protection of its rights under the Note, this Deed of Trust or other security for the Note. In addition, Grantor agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by Noteholder in having the Property abandoned by or reclaimed from any estate in bankruptcy, or in attempting to have any stay or injunction against the enforcement or collection of the Note or against foreclosure of the Property lifted by any bankruptcy or other court. All such sums shall be secured hereby, are due and payable within ten (10) days after demand, and, if not paid within ten (10) days after demand, shall bear interest at the Default Rate.

            (n) Expenses of Trustees. If Trustees or Noteholder shall be made a party to or shall intervene in any action or proceeding, whether in court or before any governmental agency, affecting the Property or the title thereto or the interest of Trustees or Noteholder under this Deed of Trust, including, without limitation, any form of condemnation or eminent domain proceeding, Trustees and Noteholder shall be reimbursed by Grantor upon demand for all costs, charges and reasonable attorneys' fees incurred by them or either of them in any such case. All such sums shall be secured hereby, are due and payable within ten (10) days after demand, and if not paid within ten (10) days after demand, shall bear interest at the Default Rate.

            (o) Right to Make Advances. Upon a default, Noteholder may, at its option, advance or disburse funds for the performance of any term, warranty, covenant, condition, or obligation contained in any Loan Document. All sums advanced or disbursed by Noteholder for performance of any such term, warranty, covenant, condition or obligation shall bear interest at the Default Rate until paid, shall be secured hereby, and held to be a prior charge to the lien of this Deed of Trust upon foreclosure, and shall be paid by Grantor upon demand. Failure to pay on demand shall constitute an Event of Default.

            (p) Grantor's Estoppel Certificate. Grantor agrees that within fifteen (15) days after a written request from Noteholder, it shall in writing confirm to Noteholder or another designated by Noteholder (i) the amount outstanding hereon and on the Note, (ii) the current rate of interest thereon,
(iii) whether Grantor claims any default by Noteholder under any of the Loan Documents or knows of any facts which, with the passage of time or the giving of notice, or both, would constitute such a default, (iv) any right of set off, counterclaim or other defenses claimed by Grantor against such sums and the obligations of the Note and this Deed of Trust, and (v) such other facts related to the Loan as Noteholder may request.

            (q) Zoning. Grantor covenants, represents and warrants that all applicable zoning regulations affecting the Property permit the use and occupancy of the Improvements.

            (r) Taxes affecting Noteholder. Upon the passage after the date hereof of any state, federal, municipal or other governmental law, order, rule or regulation which changes or modifies the laws now in force governing the taxation of deeds of trust or debts secured by deeds of trust or the manner of collecting taxes so as to affect Noteholder adversely, Grantor shall pay all such additional taxes or other assessments or levies which may be imposed by such laws, rules, orders or regulations, and if Grantor is prevented by law from paying such additional taxes, assessments or levies or does not pay same, Noteholder may declare the Note and all sums due pursuant to any Loan Document due and payable in full upon sixty (60) days prior written notice to Grantor. Any payment of the Note required by this Section shall be without prepayment premium, fee or penalty.

            (s) No Credits. Grantor will not claim or demand or be entitled to receive any credit or credits on the principal or interest payable under the terms of the Note or on any other sums secured hereby, for so much of the taxes, assessments or similar impositions assessed against the Property or any part thereof as are applicable to the indebtedness secured hereby or to Noteholder's interest in the Property. No deduction shall be claimed from the taxable value of the Property or any part thereof by reason of the Note or this Deed of Trust.

      2.    LEASES AND RENTS.

            (a) The assignments and grants of the Rents and Profits and Leases contained in this Deed of Trust are absolute, unconditional and effective immediately and shall continue in effect until the indebtedness secured by this Deed of Trust is paid, but Noteholder and Trustees agree not to exercise their rights hereunder except upon the occurrence of an Event of Default. Grantor agrees to use the Rents in payment of principal and/or interest payable pursuant to the Note, and in payment of all taxes, assessments, water rates, sewer rents and other charges on or against the Real Property and Improvements and all reasonable and necessary expenses associated with operation of the Improvements prior to making any distribution of net cash flow.

            (b) Grantor shall not enter into any Lease of the Property without the prior written consent of Noteholder. Any Lease made in violation of the terms of this paragraph may, at the option of Noteholder, be terminated by notice to the tenant at any time after Noteholder becomes aware of the existence of such lease. No delay in giving a notice of termination shall waive or prejudice in any way Noteholder's right to terminate. Grantor shall furnish to Noteholder original executed copies of all leases entered into or received by Grantor. Additionally, Grantor shall send to Noteholder copies of all notices of default sent to or received from tenants of Leases.

            (c) Grantor agrees that it shall not, without the prior written consent of Noteholder, (i) cancel, terminate or accept any surrender of the Leases, (ii) accept any prepayments of installments of rent or other payments to become due under any of the Leases for a period more than thirty (30) days in advance, (iii) modify or abridge any of the terms, covenants or conditions of any Lease, (iv) change any renewal privileges contained in any Lease, (v) change the terms or cancel or terminate any guaranty of a Lease, (vi) consent to any assignment of a Lease or any subletting under a Lease unless said subletting is provided for in the Leases, or (vii) request, consent to, agree to or accept a subordination of the Leases to any deed of trust or other encumbrances now or hereafter affecting the Real Property, except to Noteholder or beneficiary of any other subordinate deed of trust permitted under this Deed of Trust.

            (d) Immediately upon the execution of this Deed of Trust, or at such time as any Lease is executed, Grantor agrees to notify each tenant, with a copy to the Noteholder, of the existence of the assignment of the Leases, Rents and Profits.

            (e) Grantor agrees that the Leases shall remain in full force and effect irrespective of any merger of the interest of Grantor as lessor and any permittee or lessee thereunder; and that it will not transfer or convey the title to said premises to any of the permittees or lessees without requiring such lessees, in writing, to assume and agree to pay the debt secured hereby in accordance with the terms, covenants and conditions of the Note and Deed of Trust.

            (f) Grantor irrevocably directs all tenants under all Leases, upon demand and notice from Noteholder of an Event of Default, to (i) deliver to Noteholder an estoppel certificate in form reasonably acceptable to Noteholder, and (ii) pay to Noteholder all Rents accruing or due under any Lease from and after the receipt of such demand and notice. Tenants, in making such payments to Noteholder, shall be under no obligation to inquire into or determine the actual existence of any Event of Default claimed by Noteholder.

            (g) Grantor represents and warrants that (i) it shall duly and punctually perform all the material terms, conditions and covenants of all the Leases on its part to be kept, observed and performed; (ii) except pursuant to the Loan Documents, it has not executed any prior assignment, transfer, mortgage or pledge of any of the Leases and Rents and Profits; (iii) it shall not sell, assign, transfer, mortgage or pledge any of the Leases and Rents and Profits to any person, firm or corporation, except pursuant to the Loan Documents; (iv) no Rents and Profits becoming due subsequent to the date hereof have been collected for more than one month in advance, nor has payment of any Rents and Profits been anticipated, waived, released, discounted, or otherwise discharged or compromised; (v) it will enforce, enjoin and restrain the violation of any of the terms, provisions and conditions of any of the Leases; (vi) it will promptly send to Noteholder copies of all notices of default which Grantor shall send or receive under the Leases; (vii) it will appear in and defend any action or proceeding arising under or in any manner connected with the Leases or with the obligations and undertakings of Grantor or the tenants thereunder; and (viii) the Leases are in full force and effect and there are no defaults thereunder by the parties thereto nor, to the best of its knowledge, has any event occurred which but for the notice of or lapse of any applicable cure period or both would constitute an event of default under the Leases. Grantor agrees to act in good faith to enforce or secure the performance of each and every material obligation, covenant, condition and agreement to be performed for their benefit by any tenants under the Leases.

            (h) Grantor agrees to execute and deliver to Noteholder, at any time or times during which this Deed of Trust shall be in effect, such further instruments as Noteholder may deem reasonably necessary to make effective the assignment of the Rents and Profits and Leases and the covenants of Grantor herein contained.

            (i) Nothing contained in this Deed of Trust and no entry by Noteholder upon the Real Property as hereinabove provided shall be construed as to constitute Noteholder as a mortgagee in possession.

            (j) Noteholder acknowledges that Grantor currently has granted a license to the Property to Virginia Concessions, L.L.C. Noteholder acknowledges and agrees that certain provisions of such license may result in Grantor breaching a provision of this Deed of Trust and that such breach is not an Event of Default.

      3. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall be an event of default hereunder (an "Event of Default"):

            (a) Monetary Default. (i) If any payment of any sum due under the
Note is not paid within ten (10) days of the date due, (ii) if Grantor fails to pay all amounts due on the Note on its maturity date or such earlier date to which the maturity of the Note shall have been accelerated; or (iii) if any sum due pursuant to this Deed of Trust or any other Loan Document is not paid within ten (10) days of the date due;

            (b) Breach of Covenants. Other than monetary defaults covered by Subparagraph 3(a), if Grantor fails to observe or perform any term, covenant, condition, or agreement contained in this Deed of Trust or in any other Loan Document and such failure is not cured within thirty (30) days of receipt of notice from Noteholder.

            (c) Breach of Representation or Warranty. If any representation or warranty of Grantor contained in this Deed of Trust or in any other Loan Document is untrue or misleading in any material respect when made;

            (d) Inability to Pay Debts When Due. If Grantor shall at any time be unable or shall fail to pay its debts when due or admits in writing its inability to pay its debts when due;

            (e) Voluntary Proceedings. If Grantor shall file a voluntary petition in bankruptcy or shall be adjudicated insolvent or bankrupt, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if Grantor shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for it or of all or any substantial part of the properties owned by it or of the Property, or shall make any general assignment for the benefit of creditors;

            (f) Involuntary Proceedings. If a petition shall be filed against Grantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation, and shall remain undismissed for sixty (60) days after filing, or if any trustee, receiver or liquidator of Grantor, or of all or any substantial part of the properties owned or of the Property shall be appointed without its consent or acquiescence and such appointment shall not be discharged within sixty (60) days;

            (g) Liens. If any lien or claim not otherwise permitted hereunder, whether alleged to be superior or junior to the lien of this Deed of Trust, any federal tax lien or claim or mechanics' or materialmen's lien be recorded or filed against Grantor or the Property and not be removed by payment or bond within ten (10) days from such filing or contested in the manner as provided in Sections 1(d) or (g) hereof;

            (h) Judgment. If after the date hereof any final judgment or decree for the payment of money in an amount greater than $100,000 is entered against Grantor, all applicable periods for appeal have terminated, and such judgment or decree is not satisfied with fifteen (15) days thereafter;

            (i) Modification or Termination of Organizational Status. If the organizational status of Grantor, if Grantor is an entity, is terminated or modified without Noteholder's prior written consent, except as permitted herein, without Noteholder's prior written consent, or if Grantor is dissolved, whether voluntarily or by operation of law unless a successor entity to Grantor assumes all of Grantor's obligations to Noteholder under the Note and this Deed of Trust in writing or by operation of law;

            (j) Loss of License. If Grantor or any operator of the Project loses its license to operate the Project and all appeal periods have lapsed.

            (k) Other Events. Any occurrence or breach which is specified in this Deed of Trust or any other Loan Document to be an "Event of Default".

      4. REMEDIES OF NOTEHOLDER. Noteholder shall have, but shall not be limited to, the following remedies upon the occurrence of an Event of Default, which remedies are distinct and cumulative to any other right or remedy under this Deed of Trust or afforded at law or equity or by contract, and may be exercised concurrently, independently or successively with all other available remedies:

            (a) Foreclosure. Upon any Event of Default, Noteholder may, at its option and without further notice except as may be required by law or herein, declare the Note and all other sums secured hereby or otherwise due pursuant to the Loan Documents immediately due and payable, including any prepayment premium, and shall have the right to have the Trustees take possession of the Property and proceed to sell the Property at public auction, as a whole or in such parcels, for cash or credit and, in addition to the requirements imposed by state law, upon any terms as the Trustees deem appropriate. Before such sale at public auction is made, there shall first be advertisement of the time, place and terms of sale at least once a week for four (4) successive weeks in a newspaper published or having a general circulation in the City of Hampton, Virginia. At least fourteen (14) days prior to such sale, or in the event that such sale is postponed, any subsequent sale, written notice of the time, place and terms of sale shall be given by certified or registered mail to the Grantor at its address for notice as provided below. Noteholder may become the purchaser of the Property so sold, and no purchaser shall be required to see to the proper application of the purchase money. The proceeds of any such sale shall be applied as required by Section 55-59.4 of the Code of Virginia of 1950, as amended in effect on the date hereof.

            (b) Possession. Subject to the rules of the Virginia Racing Commission governing licensure of race tracks, immediately upon the occurrence of an Event of Default, Noteholder, its agents or attorneys-in-fact or the Trustees, at the request of Noteholder, are authorized to enter and take possession of the Real Property by actual physical possession or by written notice served personally upon or sent by registered or certified mail, postage prepaid, to Grantor, as Noteholder may elect, and Grantor shall surrender possession upon request and Noteholder may take possession without further authorization required. Following any such entry or taking of possession, Noteholder may, either itself or through its agents:

                  (i)   manage and operate the Property or any part thereof;

                  (ii) lease, sublease or assign existing Leases of all or any part or parts of the Real Property for such periods of time and upon such terms and conditions as Noteholder may deem proper;

                  (iii) enforce, cancel or modify any of the Leases;

                  (iv) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for, all Rents and Profits that may then or thereafter become due, owing or payable with respect to the Real Property or any part thereof, from any present or future lessees, tenants, subtenants or occupants thereof;

                  (v) institute, prosecute to completion or compromise and settle all summary proceedings and actions for rent or for removing any and all lessees, tenants, subtenants or occupants of the Real Property or any part or parts thereof;

                  (vi) enforce, enjoin or restrain the violation of any of the terms, provisions and conditions of any of the Leases;

                  (vii) make such repairs and alterations to the Real Property as Noteholder may, in its reasonable discretion, deem proper;

                  (viii) pay from and out of the Rents and Profits collected or from or out of any other funds of Grantor in its possession any insurance premiums, any taxes, assessments, water rates, sewer rates, or other governmental charges levied, assessed or imposed against the Real Property or any portion thereof, and any other charges, costs or expenses which Noteholder deems necessary or advisable for it to pay in the management or operation of the Real Property, including, without limitation, the fees and costs of its agents, the costs of repairs and alterations necessary to maintain the Real Property in a first-class condition or to lease the Real Property to another, commissions for renting the Real Property or any portions thereof, and legal expenses in enforcing claims, preparing papers or for any other services that may be required; and

                  (ix) generally perform any other act, deed, matter or thing whatsoever that ought to be performed in and about or with respect to the Real Property as fully as Grantor might do.

      After payment of proper costs and charges (including any payment owing to Noteholder pursuant to the provisions of paragraph 5(q) hereof and a reasonable commission to any agents engaged by Noteholder), Noteholder shall apply the net amounts of any Rents and Profits received by it from the Real Property to the payment of the indebtedness due and owing pursuant to or secured by the Deed of Trust, in such order as Noteholder shall elect. The power granted in this paragraph is coupled with an interest, and is irrevocable.

            (c) Receiver. Upon an Event of Default, Noteholder, to the extent permitted by law and without regard to the value or adequacy of its security, shall be entitled as a matter of right to the appointment of a receiver to enter upon and take possession of the Property and to collect all rents, revenues, issues, income, and profits thereof and apply the same as the court may direct. The receiver shall have all rights and powers permitted under the laws of Virginia and such other powers as the court making such appointment shall confer. The expenses, including receivers' fees, reasonable attorneys' fees, costs and agents' compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and manage and operate the Property, and to collect the rents, issues and profits thereof, whether by receiver or otherwise, shall be cumulative with any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Noteholder and Trustees shall be liable to account only for such rents, issues and profits as they may actually receive, whether from the receiver or pursuant to other provisions of the applicable Loan Documents. Notwithstanding the appointment of any receiver or other custodian, Noteholder shall be entitled as secured party hereunder and under other applicable security agreement provisions of the Loan Documents to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of any Loan Document to Noteholder.

            (d) Injunction. In addition to any other remedies Noteholder may have under this Deed of Trust, the Note, or any applicable law, Noteholder may seek from a court of competent jurisdiction a mandatory injunction requiring Grantor to take such action as shall be necessary to comply with its covenant to maintain the Real Property.

      5.    MISCELLANEOUS.

            (a) Further Rights and Duties of Trustees. Trustees shall be under no duty to take any action hereunder except as expressly required, to perform any act which would involve them in expense or liability, or to institute or defend any suit in respect hereof, unless properly indemnified to their satisfaction. All reasonable expenses, charges, counsel fees and other disbursements incurred by Trustees in and about the administration and execution of the trust created hereby, and the performance of their duties and powers hereunder shall be secured by this Deed of Trust prior to the indebtedness represented by the Note, and shall bear interest at the Default Rate. Both Trustees or either of them may exercise all the rights and powers of the Trustees hereunder. Noteholder, with or without cause, is hereby authorized and empowered to substitute and appoint, from time to time, by an instrument recorded wherever this Deed of Trust is recorded, a trustee in the place of any Trustee hereunder.

            (b) Actions by the Noteholder. Without affecting, modifying, altering, releasing or limiting the liability of Grantor or any person who is or may become liable on the Note or who has endorsed or assumed the obligation of the Note, and without affecting, modifying, altering, releasing or limiting the lien of this Deed of Trust or any of the other security for the Note, it is agreed that the following actions may take place at the option of Noteholder without further notice or consent: (i) the Note may be extended or renewed at any time, notwithstanding the fact that any extensions or renewals may be for a period or periods in excess of the original term thereof; (ii) any security for the Note may be released; (iii) any one or more parties who are or may become liable on the Note or who have endorsed or assumed the obligation of the Note may be released; (iv) any indulgence or forbearance whatsoever regarding the Note may be granted; and (v) Noteholder may fail to act with diligence or may delay in the collection or enforcement thereof.

            (c) Rights and Remedies Cumulative. The rights and remedies arising under and contained in this Deed of Trust shall be separate, distinct and cumulative, and none of them shall be in exclusion of any other. All remedies arising under or contained in this Deed of Trust shall be in addition to every other remedy now or hereafter existing at law or in equity or by statute. Neither any course of dealing by the Trustees or Noteholder nor any failure or delay on their or its part to exercise any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (d) Subrogation. To the extent of the indebtedness of Grantor to Noteholder secured hereby, Noteholder is hereby subrogated to the lien or liens and to the rights of the owners and holders of each and every mortgage, deed of trust, lien, or other encumbrance on the Property which is paid, in whole or in part, by the proceeds of the Loan, and the respective liens of said mortgages, deeds of trust, liens, or other encumbrances, shall be and the same and each of them hereby is preserved and shall pass to and be held by Noteholder herein as security for the indebtedness to Noteholder to the same extent that it would have been preserved and would have been passed to and have been held by Noteholder had it been duly and regularly assigned, transferred, set over, and delivered unto Noteholder by separate deed of assignment, notwithstanding the fact that the same may be satisfied and cancelled of record.

            (e) Assignment of Note. Upon every assignment of the Note, the transferring holder of the Note shall have the right to pay over the balance of any escrow deposits in its possession to the assignee of the Note. The transferring holder of the Note shall thereupon be completely released from all liability with respect to such escrow deposits transferred, and Grantor shall look solely to the transferee with respect thereto. Upon full payment of the Note and the indebtedness secured hereby (or at any prior time at the election of the then holder of the Note), the balance of the escrow deposits in Noteholder's possession shall be paid over to the record owner of the Property within fifteen days (15) of the time of payment and no other party shall have the right or claim thereto in any event.

            (f) Time of Essence. Time is of the essence with respect to the performance by Grantor of all of its obligations under this Deed of Trust and the other Loan Documents.

            (g) Jury Trial. Grantor hereby waives the right to demand a jury trial in the event Grantor files any affirmative defense or counterclaim in any judicial proceeding on this Deed of Trust or the Note secured hereby or in the event Grantor institutes legal proceedings under this Deed of Trust and/or the Note.

            (h) Choice of Law. This Deed of Trust shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia, without reference to the conflicts laws or principles of such Commonwealth that would apply the law of any other jurisdiction.

            (i) Successors and Assigns. All of the grants, covenants, terms, provisions, and conditions herein shall run with the land and shall apply to, bind, and inure to the benefit of the successors and assigns of Grantor and the successors and assigns of Noteholder. No provision of this paragraph shall be construed or shall operate to permit a sale or transfer of the Property except in strict accordance with the terms of this Deed of Trust.

            (j) Construction of this Deed of Trust. Except as otherwise herein expressly provided, this Deed of Trust shall be construed to impose and confer upon the parties hereto, including the Noteholder, all duties, rights and obligations as set forth in Sections 55-59, 55-59.1, 55-59.2, 55-59.3, 55-59.4 and 55-60 of the Code as now in force and further to incorporate herein the following provisions by short form reference below, of Sections 55-59.2 and 55-60 of the Code:

            Renewal, extension or reinstatement permitted. Bidder's deposit of not more than 10% of the sale price may be required.

            (k) Notices. All notices required or contemplated hereunder or in the Note shall be in writing, and shall be deemed to have been given properly when actually received, or on the second business day after deposit in the United States mail, postage prepaid, certified or registered, return receipt requested, or on the second business day following acceptance for overnight delivery by Federal Express or another comparable overnight express delivery service, addressed as follows:

      Noteholder:             1231 Main Avenue
                              Cleveland, Ohio 44113

      Grantor:                10515 Colonial Downs Parkway
                              New Kent, Virginia 23124

      With a copy to:         James L. Weinberg, Esquire
                              Hirschler, Fleischer,
                              Weinberg, Cox & Allen
                              701 East Byrd Street (23219)
                              P. O. Box 500
                              Richmond, Virginia 23218-0500

or to such other persons as Noteholder, or Grantor may request by notice given as provided above, or to such other address as any intended recipient of notice may direct by notice given as provided above.

            (l) Conflicting Terms. If there is any conflict or inconsistency between the provisions of the Commitment and the provisions of any Loan Document, the provisions of the applicable Loan Document shall control. If there is any conflict or inconsistency between the provisions of this Deed of Trust and the provisions of any other Loan Document, the provisions of this Deed of Trust shall control.

            (m) Captions. The paragraph headings contained herein are inserted for convenience only, and shall not be deemed a part of or construed to affect the context of this Deed of Trust.

            (n) Savings Clause. If any term or provision of this Deed of Trust or an application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed of Trust or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

            (o) Terms. Any terms not defined herein shall have the meanings as defined in the Note or other Loan Documents.

            (p) Indemnification of Noteholder. Grantor agrees to indemnify, defend and hold Noteholder and Trustees harmless from and against any and all liability, loss, damage and expense, including reasonable attorneys' fees, which they may incur under any of the Leases, by reason of this Deed of Trust or by reason of any action taken by Noteholder or Grantor or Trustees hereunder, and from and against any and all claims and demands whatsoever which may be asserted against Noteholder or Trustees by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or conditions contained in any of the Leases, unless caused by the gross negligence or willful misconduct of Noteholder or the Trustees. Should Noteholder or the Trustees incur any such liability, loss, damage or expense, the amount thereof, together with interest thereon at the Default Rate, shall be secured by this Deed of Trust and shall be payable by Grantor to Noteholder within ten (10) days after demand therefor; or at the option of Noteholder, Noteholder may reimburse itself therefor out of any Rents and Profits collected by it pursuant to paragraph 4(b) this Deed of Trust. Nothing contained in this Deed of Trust shall operate or be construed to obligate Noteholder to perform any of the terms, covenants or conditions contained in any of the Leases or otherwise to impose any obligation upon Noteholder with respect to any of the Leases. This Deed of Trust shall not operate to place upon Noteholder any responsibility for the operation, control, care, management or repair of the Real Property prior to Noteholder taking possession thereof, and the execution of this Deed of Trust by Grantor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Real Property prior to Noteholder taking possession thereof is and shall be that of Grantor.

            (q) Paralegal Fees. All references herein to legal fees shall include the fees and expenses of paralegals.

      IN WITNESS WHEREOF, effective as of the day and year first written above, Grantor has executed these presents under seal.

      GRANTOR:                      COLONIAL DOWNS, L.P.,
                                    a Virginia limited partnership

                                    By: STANSLEY RACING CORP.,
                                        General Partner

                                    /s/ Ian M. Stewart
                                   ------------------------------------------
                                    Ian M. Stewart, Chief Operating Officer


COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF NEW KENT :

      I certify that the foregoing instrument was executed and acknowledged before me this 4th day of September, 1998, by Ian M. Stewart, Chief Operating Officer, of Stansley Racing Corp., General Partner of Colonial Downs, L.P., a Virginia limited partnership, on behalf of said corporation in its capacity as general partner of said partnership.

      My commission expires 8-31-99.


                                          /s/ Perryann P.Whitehurst
                                                  Notary Public

                                    EXHIBIT A

                                LEGAL DESCRIPTION

ALL THOSE certain pieces of parcels of land, situate, lying and being in the City of Hampton, Virginia, containing in the aggregate 4.880 Acres, identified as "Parcel F 4.730 Acres" and "Parcel G 0.150 Acres", all as shown on that certain plat entitled, "PLAT OF 2 PARCELS OF LAND OWNED BY THE WALNUT HOMES COMPANY AND THE CITY OF HAMPTON, VIRGINIA, CITY OF HAMPTON VIRGINIA", dated December 11, 1996, prepared by Resource International, Ltd., Environmental Consultants & Designers, Ashland, Virginia.

SUBJECT, HOWEVER, to any and all restrictions, conditions, rights-of-way or agreements of record.

Being the same land conveyed by deed by and between Walnut Homes Co., L.C., a Virginia limited liability company (formerly Walnut Homes Co., a Virginia limited partnership and Walnut Homes Co., a Virginia general partnership), Grantor, party of the first part and Colonial Downs, L.P., a Virginia limited partnership, Grantee, party of the second part as recorded in the Hampton Circuit Court, Deed Book 1198, Page 1926.

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES


1.          (a)   As to the City of Hampton:  Taxes subsequent to 1998, not yet due and payable.

Place of Record:  Clerk's Office of the
                  Circuit Court of the City
                  of Hampton, Virginia

Date of Deed of Trust  August 26, 1998
Deed Book  016899, Page B1255P0388
Name of Grantor:                          Colonial Downs, L.P.
Name of Trustees:                         James W. Theobald
                                          David F. Belkowitz
Name of Original Payee:                   Colonial Downs Holdings, Inc.
Original Amount Secured:                  $1,000,000

      FOR VALUE RECEIVED, Colonial Downs Holdings, Inc., the original payee and holder by delivery of the above-mentioned Note secured by the above-mentioned Deed of Trust and the said Deed of Trust does hereby convey, set over, and assign unto CD Entertainment Ltd. all of its right, title, and interest in and to said Note and the said Deed of Trust this 26th day of August, 1998.

                                    Colonial Downs Holdings, Inc.



                                          /s/ Ian M. Stewart
                                        --------------------------------------
                                         Ian M. Stewart, Chief Operating Officer


COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF NEW KENT:

      I certify that the foregoing instrument was executed and acknowledged before me this 12th day of November, 1998, by Ian M. Stewart, Chief Operating Officer of Colonial Downs Holdings, Inc., a Virginia corporation, on behalf of said corporation.

      My commission expires:        May 31, 2000


                                  /s/ Herbert Jones
                                  ------------------------------
                                  Notary Public